Exhibit 3.1 (liii)

CERTIFICATE OF INCORPORATION

OF A

PRIVATE LIMITED COMPANY

Company Number. 7335818

The Registrar of Companies for England and Wales, hereby certifies that

HAMSARD 3221 LIMITED

is this day incorporated under the Companies Act 2006 as a private company, that the company is limited by shares, and the situation of its registered office is in England and Wales.

Given at Companies House, Cardiff, on 4th August 2010.

The above information was communicated by electronic means and authenticated by the

Registrar of Companies under section 1115 of the Companies Act 2006

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 7335818

The Registrar of Companies for England and Wales hereby certifies that under the Companies Act 2006:

HAMSARD 3221 LIMITED

a company incorporated as private limited by shares; having its registered office situated in England/Wales; has changed its name to:

COTT UK ACQUISITIONS LIMITED

Given at Companies House on 11th August 2010

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 7335818

The Registrar of Companies for England and Wales hereby certifies that under the Companies Act 2006:

COTT UK ACQUISITIONS LIMITED

a company incorporated as private limited by shares; having its registered office situated in England/Wales; has changed its name to:

COTT UK ACQUISITION LIMITED

Given at Companies House on 13th August 2010